              EARNEST MONEY CONTRACT - COMMERCIAL IMPROVED PROPERTY


THIS CONTRACT FORM HAS BEEN PREPARED AND APPROVED FOR USE IN A TRANSACTION INVOLVING THE SALE OF IMPROVED COMMERCIAL PROPERTY. SUCH APPROVAL RELATES TO THIS CONTRACT FORM ONLY. THIS FORM HAS NOT BEEN DRAFTED FOR A SPECIFIC TRANSACTION AND NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. TERMS AND PROVISIONS THAT ARE NOT APPLICABLE SHOULD BE STRICKEN BY THE PARTIES. THE PARTIES ARE ADVISED TO CONSULT THEIR ATTORNEYS BEFORE SIGNING.


1. PARTIES: METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), agrees to sell and convey to MARY L. TISCORNIA, Trustee under Revocable Trust Agreement dated August 13, 1979 ("Buyer"), and Buyer agrees to buy from Seller, the following property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2. PROPERTY: A parcel of land situated in San Bernardino County, State of California and more particularly described as set forth on Exhibit A attached hereto and incorporated herein ("Land"); together with all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on or attached to the Land ("Improvements"); all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, or rights-of-way; Seller's interest in and to all licenses and permits with respect to the Property, Seller's interest in all leases, service, maintenance, management or other contracts relating to the ownership or operation of the Property; Seller's interest in all warranties or guaranties relating to thereto or to any tangible personal property and fixtures located on or attached to the Land or Improvements; all of the above hereinafter collectively called "Property".

3.       CONTRACT SALES PRICE:

         A.       Cash payable at closing (inclusive of
                  Deposit described in Paragraph 5)                $1,650,000.00

         B.       Amount of Third Party Financing
                    (see Paragraph 4)                             Not Applicable

         C.       Total Sales Price (Sum of A and B)               $1,650,000.00

4.       THIRD PARTY FINANCING:  Not Applicable.

5. EARNEST MONEY: As a condition precedent to the validity of this Contract, Buyer tenders herewith the sum of $50,000 to be deposited as earnest money in escrow with Chicago Title Insurance Company, 388 Market Street, Suite 1300, San Francisco, California, Attn: Beth Bailey-Gates ("Title Company"), and placed in an interest bearing account, upon execution of the Contract by both parties. The amount so deposited and any interest earned thereon is hereinafter referred to as the "Deposit". Upon expiration of the Inspection Period (as defined below), except as expressly provided to the contrary in this Contract, the Deposit shall become non-refundable to Buyer except in the event of Seller's default in the performance of its obligations under this Contract.

6. CLOSING: The closing of the sale ("Closing") shall take place at the Title Company on or before 5 p.m., on the thirtieth (30th) day following expiration of the Inspection Period ("Closing Date"), unless such date is changed in writing by Seller and Buyer, or otherwise extended as herein provided.

         A. At the Closing, Seller shall deliver to escrow, at Seller's sole cost and expense, the following:

                  (1) A duly executed and acknowledged Grant Deed conveying good and indefeasible title in fee simple to all of the Land and Improvements, subject to the Approved Title Matters (as such term is defined in paragraph 12 hereof) and/or as otherwise approved by Buyer in writing;

                  (2) A Bill of Sale conveying title, free and clear of all liens, to any personal property specified herein and to the extent assignable, licenses and permits, maintenance, management or other contracts, warranties or guaranties, duly executed by Seller;

                  (3) Evidence of its capacity and authority for the Closing of this transaction;

                  (4)      All  other   necessary   documents   to  close   this
                           transaction as may be reasonably requested by Title Company.

         B. At the Closing, Buyer shall deliver to escrow, at Buyer's sole cost and expense, the following:

                  (1)      The total Sales Price;

                  (2) Evidence of its capacity and authority for the Closing of this transaction;

                  (3)      All  other   necessary   documents   to  close   this
                           transaction as may be reasonably requested by Title Company.

         C. At the Closing, Title Company shall issue to Buyer its CLTA Owner's Standard Coverage Policy of title insurance ("Title Policy") in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer's fee simple title to the Land and Improvements subject only to the standard printed exceptions contained in the usual form of Title Policy, non-delinquent real property taxes and assessments, Approved Title Matters and such other matters as Buyer may approve in writing.

7. FEASIBILITY STUDY AND INSPECTION: Buyer is granted the right to conduct an engineering, and/or market and economic feasibility study of the Property, and a physical inspection of all improvements, fixtures, mechanical equipment, and personal property being sold hereby (collectively, "Inspections"). Buyer shall have through 5 P.M. on that date which is the twentieth (20th) business day following the Effective Date of this Contract ("Inspection Period") to perform such Inspections and in this regard, Buyer or his designated agents may enter upon the Property upon reasonable notice at reasonable times for purposes of such analysis, tests and inspections which may be deemed necessary by Buyer. If Buyer determines, in his sole judgment, that the Property is not suitable for any reason for Buyer's intended use or purpose, or is not in satisfactory condition, then Buyer may, by written notice to Seller ("Disapproval Notice") on or before the end of the Inspection Period, terminate this Contract for all purposes (except as provided herein) and the Deposit shall be returned to Buyer, less (i) the sum of $100 to be delivered to and retained by Seller as consideration for this Contract, which consideration is deemed earned as of the date of this Contract, and (ii) any escrow or title cancellation fees or charges of Title Company. If Buyer does not give the Disapproval Notice prior to expiration of the Inspection Period, any and all objections with respect to the Inspections and to the condition and suitability of the Property shall be deemed to have been waived by Buyer for all purposes. In the event the transaction contemplated in this Contract shall not close, through no fault of Seller, Buyer shall restore the Property to its original condition, if changed due to the tests and inspections performed by Buyer, and shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies. All Inspections shall be at Buyer's expense and Buyer shall indemnify, protect, defend and hold Seller harmless from and against any damages, liabilities, claims, demands, costs or expenses arising therefrom (Buyer's obligations pursuant to this sentence shall survive Closing or termination of this Contract).

         BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THE ATTACHED ADDENDUM IS A PART OF THIS CONTRACT AND SHALL BE APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREIN.

8. BROKER'S FEE: Damon Raike and Company, as broker ("Seller's Broker"), and N.E. Toussaint & Associates, Ltd., as selling or co-broker ("Buyer's Broker"), each of whom is appropriately licensed in the state in which the Property is located (collectively, "Broker"), have negotiated the transaction contemplated in this Contract. Upon Closing, Seller agrees to pay Buyer's Broker a cash fee of $46,250, which Title Company shall pay from the sales proceeds upon Closing. Seller agrees to pay Seller's Broker its fee in accordance with Seller's separate agreement with Seller's Broker. Each of the parties represents to the other that it has not incurred any liability for brokerage fees or commission in connection with this transaction other than the liability of Seller as set forth above. Each party indemnifies and agrees to hold the other party harmless from any and all claims and/or expense resulting to the other party by reason of a breach of the representation made by such party herein.

9. POSSESSION: The possession of the Property shall be delivered to Buyer at Closing in its present "as-is" condition, ordinary wear and tear excepted, subject to the rights of the tenant therein.

10. SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING: The following items will paid as follows:

           Item                  Seller            Buyer             Split 50/50
           ----                  ------            -----             -----------
         Escrow fees              ___               ___                  _X_
         Recording fees           ___               ___                  _X_
         Transfer taxes           _X_               ___                  ___
         Title Policy fees        _X_               ___                  ___
         Survey fees              ___               _X_                  ___
         Doc. Prep. fees          ___               ___                  _X_
         Phase I Report           _X_               ___                  ___
         __________________       ___               ___                  ___
         __________________       ___               ___                  ___
         __________________       ___               ___                  ___

11. PRORATIONS: Rents, assessments, current taxes, utility charges and maintenance fees and all other ordinary operating items of income and expense relating to the Property shall be prorated at the date of Closing. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.

12. TITLE APPROVAL: Within ten (10) days of the Effective Date of this Contract, Seller shall deliver to Buyer a Commitment for Title Insurance or Preliminary Title Report, as applicable, issued by Title Company (the "Commitment") and, to the extent available, legible copies of all recorded instruments noted as exceptions in the Commitment, together with a survey of the Land and Improvements. If Buyer has an objection to items disclosed in such Commitment or shown on the survey, Buyer shall have until the end of the Inspection Period to make written objections to Seller. Any items disclosed in such Commitment or shown on the survey if not timely objected to by Buyer shall be deemed approved ("Approved Title Matters"). If Buyer makes such written objections, Seller shall have thirty (30) days from the date of such written objections to cure the same. If required, the Closing Date shall be extended to allow such cure period. Seller agrees to utilize reasonable efforts and reasonable diligence to cure such objections, if any, provided that Seller shall not be required to expend more than $1,000 to do so. If the objections are not cured within such time period, Buyer may (i) terminate this Contract upon written notice to Seller in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) waive the unsatisfied objections and close the transaction and the Sales Price shall not be reduced.

13. DEFAULT: If Buyer fails to perform its obligations under this Contract, Seller may, at its option, terminate this Contract and receive and retain the Deposit as liquidated damages. If Seller fails to perform its obligations under this Contract, Buyer may terminate this Contract and the Deposit shall be returned to Buyer and Buyer shall be entitled to recover from Seller as liquidated damages Buyer's reasonable out of pocket costs and expenses incurred in connection with the transaction contemplated herein up to a maximum of $2,000. Buyer and Seller acknowledge and agree that the damages sustained by either party in the event of default by the other party hereto would be difficult and impractical to determine and the amounts specified above have been agreed upon by Buyer and Seller, after negotiation, as their best reasonable estimate as of the date of this Contract of the amount of such damages as would be sustained by the non-defaulting party under such circumstances. Specific performance is waived by both parties hereto.

         Buyer (/s/ M.L.T.) and Seller (/s/ R.Z.) agree to the above.
                ----------              --------

14. ATTORNEYS' FEES: The prevailing party in any legal proceeding against any other party hereto brought under or with relation to the Contract or transaction shall be entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

15. ADDITIONAL DOCUMENTS TO BE PROVIDED BY SELLER: At the times set forth in the attached Addendum, Seller shall deliver to Buyer copies of certain additional documents and information relating to the Property.

16. COVENANTS OF SELLER: From the Effective Date of this Contract until the Closing Date or earlier termination of this Contract, Seller shall: (i) operate the Property in the customary and ordinary course of its business and will use its reasonable efforts to reasonably preserve for Buyer the relationships of Seller and its suppliers, tenants and others with respect to the Property; (ii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable by Buyer without liability within thirty (30) days after the Closing Date; (iii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into, or alter, amend or otherwise modify, or supplement any lease; (iv) advise Buyer promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller receives written notice, concerning or affecting the Property which is instituted or threatened after the date hereof.

17. CONDEMNATION: If prior to Closing Date condemnation proceedings are commenced against any material portion of the Property, Buyer may, at its option, terminate this Contract by written notice to Seller within ten (10) days after Buyer is advised of the commencement of condemnation proceedings and the Deposit shall be refunded to Buyer. Alternatively, Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election made prior to Closing, become the property of Seller and reduce the Sales Price by the same amount or shall become the property of Buyer and the Sales Price shall not be reduced.

18. CASUALTY LOSS: Risk of loss by damage or destruction to the Property prior to the closing shall be borne by Seller. In the event any such damage or destruction is not fully repaired prior to Closing (Seller shall have no duty to repair the same), Buyer, at its option may either
         (i) terminate  this  Contract upon written  notice to Seller within ten
         (10) days after Buyer is advised of such damage or destruction in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer and the Sales Price shall not be reduced.

19.      MISCELLANEOUS:

         A. Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or one (1) business day after being sent by Federal Express or other nationally recognized overnight delivery service, charges prepaid, or three (3) business days after being sent by United States mail, postage prepaid, certified mail, return receipt requested, in each case addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

         B. This Contract shall be construed under and in accordance with the laws of the state in which the Property is located.

         C. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         D. In case any one or more the provisions contained in the Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         E. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

         F.       Time is of the essence of this Contract.

         G. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

20. ASSIGNMENT: Buyer may not assign this Contract without the prior written consent of Seller which Seller may grant or withhold in its sole and absolute discretion.

21. TERMINATION OF OFFER: Unless accepted by Seller, as evidenced by Seller's signature hereto and delivered to Buyer by 5:00 P.M. on September 30, 1996, this offer to purchase shall be null and void and of no further force or effect.

22. CONSULT YOUR ATTORNEY: THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. READ IT CAREFULLY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY ANY BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY. CONSULT YOUR ATTORNEY BEFORE SIGNING.

EXECUTED in multiple originals as of the 24th day of September, 1996 (the "Effective Date"). (Fill in date Seller signs.)

SELLER'S BROKER:                               SELLER:
----------------                               -------

DAMON RAIKE AND COMPANY,                       METRIC INCOME TRUST SERIES, INC.,
a CALIF CORP.                                  a California corporation
  ------------------------

By:      /s/                                   By:  /s/ Ronald E. Zuzack
    ----------------------                          ------------------------
Its:     Broker
    ----------------------
State/License No. 00227200                     Its: Executive Vice President
                  --------                          ------------------------

BUYER'S BROKER:                                 BUYER:
---------------                                 ------

N.E. TOUSSAINT & ASSOCIATES, LTD.,              /s/ Mary L. Tiscornia
a California Corporation                        -------------------------------
  -------------------------                     MARY L. TISCORNIA, Trustee under
                                                Revocable Trust Agreement dated
By:  /s/ N.E. Toussaint                         August 13, 1979
     ---------------------
Its: President
     ---------------------
State/License No. 01106160
                  --------


Receipt of  $50,000.00 as the Deposit
is acknowledged in the form
of personal check.
   ----------------------------------

Receipt Acknowledged by
TITLE COMPANY:
--------------

CHICAGO TITLE INSURANCE
COMPANY

By:  /s/ E. M. Bailey-Sates
     ----------------------
Its: Sr. Escrow Officer
     ----------------------

                                    ADDENDUM
                                       TO
             EARNEST MONEY CONTRACT-COMMERCIAL IMPROVEMENT PROPERTY


This Addendum To Earnest Money Contract - Commercial Improved Property (this "Addendum") is made concurrently with and forms a part of that certain Earnest Money Contract - Commercial Improved Property (the "Contract") executed this date between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), MARY L. TISCORNIA, Trustee under Revocable Trust Agreement dated August 13, 1979 ("Buyer"). In addition to and notwithstanding anything to the contrary contained in the Contract, Seller and Buyer further agree as follows:

1. Except as otherwise expressly provided in the Contract or this Addendum, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value, condition of title, physical condition (including, without limitation, pest control, hazardous substances or environmental matters), compliance with laws (including, without limitation, the Americans With Disabilities Act of 1990 or other laws respecting building, zoning or land use matters) or any other matters or information with respect to the Property.

         Notwithstanding the foregoing, Seller hereby represents and warrants to Buyer that Minton J. Newell, the authorized agent of Seller, based solely upon inquiry, by means of the Inquiry Memorandum attached hereto as Exhibit B (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit B-1 attached hereto and incorporated herein by reference, that:

                 a. Seller has received any written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                 b. Seller has received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

                 c. Seller has received any written notice from any governmental authority that the Improvements located on the Land are presently in violation of any applicable building codes;

                 d. Seller has received any written notice from any governmental authority that Seller's use of the Property is presently in violation of any applicable zoning, land use, environmental or other law, order, ordinance, rule or regulation affecting the Property.

2. In addition to the materials to be provided by Seller as provided in the Contract, Buyer acknowledges that Seller has delivered to Buyer, or shall within five (5) days hereafter (or at such other time specified below) deliver to Buyer, a copy of each of the following items:

         Items Already Delivered by Seller

         a.  ___________________________________________________________________

         b.  ___________________________________________________________________

         c.  ___________________________________________________________________

         d.  ___________________________________________________________________

         e.  ___________________________________________________________________

         f.  ___________________________________________________________________

         g.  ___________________________________________________________________

         Additional Items to be Delivered by Seller

         a. Survey of the Property within three (3) business days of Seller's receipt of the same.

         b.       Phase  I  Environmental   Site  Assessment  within  three  (3)
                  business days of Seller's receipt of the same.

         c.  ___________________________________________________________________

         d.  ___________________________________________________________________

         e.  ___________________________________________________________________

         f.  ___________________________________________________________________

         g.  ___________________________________________________________________

3. Buyer acknowledges and agrees that (i) Buyer has made or has had, or will have, an adequate opportunity to make such inquiries, inspections, tests and evaluations of the Property (including, without limitation, its value, condition of title, physical condition, environmental condition and compliance with laws) as Buyer has deemed necessary or advisable, (ii) Buyer is not relying and will not rely upon any representations or warranties respecting the Property (other than those, if any, specifically provided in the Contract) made by or on behalf of Seller, (iii) Buyer is assuming and shall assume the risk that adverse conditions relating to the Property may not have been or may not be revealed by Buyer's investigation of the Property, and (iv) Buyer is purchasing and shall purchase the Property in its "AS-IS" condition and WITH ALL FAULTS on the Closing Date.

4. Buyer further acknowledges and agrees that except for any claims arising out of breach of the specific provisions of the Contract, Buyer expressly, irrevocably and unconditionally waives, releases and discharges Seller, its agents, partners, advisors, affiliates, successors and assigns, from any and all rights, claims, damages and causes of action, whether at law or in equity, whether or not known or unknown as of the date hereof and/or as of the Closing Date, which Buyer may have or become entitled to assert arising out of Buyer's purchase of the Property or its value, condition or title, physical condition, environmental condition, compliance with laws, or other matters respecting the Property.

5. Buyer agrees that, unless Buyer has obtained the prior written consent of Seller, Buyer shall not directly or indirectly release, publish or otherwise distribute any report, prospectus, advertisement, circular or other document which names or refers in any manner directly or indirectly to Seller, Metric Realty or any of their respective agents, advisors or affiliates.

6. Seller agrees that Buyer may consummate the purchase of the Property as part of a so- called like kind exchange (the "Exchange") pursuant to
         Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (ii) the Exchange shall be consummated or accomplished through a qualified intermediary; and (iii) Seller shall not be required to take an assignment of the sale and purchase agreement for the exchange property for purposes of consummating or accomplishing the Exchange. Buyer shall pay all Seller's costs associated with such Exchange. Neither party shall by this Agreement or acquiescence to the Exchange (1) have its rights, duties, obligations or liabilities under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

BUYER (/s/ M.L.T.) AND SELLER (/s/ R.Z.) AGREE TO THE FOREGOING.
       ----------              --------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                           NCS STORE, RANCHO CUCAMONGA

7287 Archibald
RANCHO CUCAMONGA, CA:

PARCEL 1

PARCEL 3 OF PARCEL MAP NO. 9079, IN THE CITY OF RANCHO CUCAMONGA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT THEREOF RECORDED APRIL 1, 1985, IN BOOK 95, PAGES 3 AND 4, OF PARCEL MAPS, RECORDS OF SAN BERNARDINO.

PARCEL 11

NON-EXCLUSIVE MUTUAL ACCESS EASEMENTS CREATED PURSUANT TO THE TERMS, PROVISIONS AND CONDITIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED APRIL 30, 1985 AS INSTRUMENT NO. 85-100617, OFFICIAL RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA, AND IN THE OWNER'S CERTIFICATE OF PARCEL MAP NO. 9079, IN THE CITY OF RANCHO CUCAMONGA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT THEREOF RECORDED APRIL 1, 1985 IN BOOK 95, PAGES 3 AND 4 OF PARCEL MAPS, RECORDS OF SAN BERNARDINO COUNTY, STATE OF CALIFORNIA

                                    EXHIBIT B
                               Inquiry Memorandum

To:      LEGAL                                    PORTFOLIO CLIENT SERVICES
         Herm Howerton, EVP, General              Cynthia Halicky, VP,
         Counsel                                  Operations/Investor Services

         PORTFOLIO MANAGEMENT                     INVESTMENT SERVICES
         Ronald Zuzack, EVP, CIO                  James Keagy, EVP, Director
         Lorenz Menrath, SVP,                     of Investment Services
         Dir. of Portfolio Mgmnt.
         Theodore Koros, Portfolio Manager        PORTFOLIO CLIENT SERVICESc
                                                  Cynthia Halicy, VP,
         RISK MANAGEMENT                          Operations/Investor Services
         George Fogelsong
         Risk Manager                             cc:Scott Rogers, Esq.
                                                     Property Sales Closing File



FROM:            Minton Newell

DATE:            September 25, 1996

SUBJECT:         Internal Due Diligence
                 NCS Store, 7287 Archibald Avenue
                 Rancho Cucamonga, California
                 Metric Income Trust Series, Inc.


                               RESPONSE MANDATORY
--------------------------------------------------------------------------------

Pursuant to the proposed Earnest Money Contract - Commercial Improved Property by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), MARY L. TISCORNIA, Trustee under Revocable Trust Agreement dated August 13, 1979 ("Buyer"), we are required to provide a certification to the Buyer relative to our knowledge of certain conditions which may affect the property.

Please carefully read and review the attached. They are the pages from the contract which outline the warranties and representations we will be making as of the signing date. If you currently have knowledge of any facts which would make these representations untrue or incorrect, please immediately advise Tana Laura. If you have no such knowledge, please advise accordingly. Please send your signed copy of this statement to Tana Laura. We must have your response by September 27, 1996.

Should you become aware of any fact which would make these representations untrue prior to the closing date, please contact me immediately.

I have no knowledge of any facts which would make the attached representations untrue as of this date as noted below.


EXCEPTIONS:

 None
--------------------------------------------------------------------------------

Herman H. Howerton            Ronald E. Zuzack             George M. Foglesong
----------------------      -----------------------       ----------------------
Printed Name                Prined Name                   Prined Name

 \s\ H.H. Howerton           \s\ Ronald E. Zuzack         \s\George M. Foglesong
----------------------      -----------------------       ----------------------
Signature                   Sigature                      Sigature

    9-25-96                       9-30-96                       9-25-96
----------------------      -----------------------       ----------------------
Date                        Date                          Date


   Lorenz Menrath              Theodore P. Koros             James S. Keagy
----------------------      -----------------------       ----------------------
Printed Name                Printed Name                  Prined Name

 \s\ Lorenz Menrath          \s\ Theodore P. Koros         \s\ James S. Keagy
----------------------      -----------------------       ----------------------
Signature                   Signature                     Sigature

   10-17-96                       9-25-96                       9-29-96
----------------------      -----------------------       ----------------------
Date                        Date                          Date

Cynthia A. Halicky
----------------------      -----------------------       ----------------------
Printed Name

\s\ Cynthia A.Halicky
----------------------

      9-25-96
----------------------
Date

                                   EXHIBIT B-1

                             SCHEDULE OF EXCEPTIONS
                                       TO
                         REPRESENTATIONS AND WARRANTIES


                                [to be attached]

                               Form of Grant Deed

Form of Grant Deed, recorded on November 12, 1996 as No. 96-419015, San Bernardino County, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copes of said Grant Deed upon request.

                                  BILL OF SALE

     For valuable consideration, receipt of which is acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), grants, sells, transfers and assigns to MARY L. TISCORNIA, Trustee under Revocable Trust Agreement dated August 13, 1979 ("Buyer"), all personal property, if any, owned by Seller and used at the real property located at 7287 Archibald Avenue, Rancho Cucamonga, California, which is being sold and conveyed by Seller to Buyer concurrently herewith, together with all assignable licences, permits, maintenance contracts, warranties and guaranties, if any, relating thereto.

Buyer acknowledges and agrees that such personal property is sold to and shall be accepted by Buyer in its "As - Is" condition and WITH ALL FAULTS and without any representation of any kind or nature.

     IN WITNESS THEREOF, Seller has executed this Bill of Sale this 12th day of November, 1996.


SELLER:

METRIC INCOME TRUST SERIES, INC., a
California Corporation

By:                   /s/ Ronald E. Zuzack
                      ------------------------
Its:                  Executive Vice President
                      ------------------------

                                  Form of Lease

Form of Lease by and between Metric Income Trust Series, Inc. and National Convenience Stores Incorporated, dated November 30, 1989, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Lease upon request.

                   Form of Assignment and Assumption of Lease

Form of Assignment and Assumption of Lease between National Convenience Stores Incorporated and the Circle K Corporation not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment and Assumption of Lease upon request.

                      Form of Seller's Escrow Instructions

Seller's Escrow Instructions, in the form of a letter to Chicago Title Company dated November 5, 1996 from Seller's representative, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Escrow Instructions upon request.

                    Form of Seller's Final Closing Statement

Seller's Final Closing Statement, prepared by Chicago Title Company, dated November 12, 1996, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Final Closing Statement upon request.

                   Form of Buyer's Exchange Closing Statement

Buyer's Exchange Closing Statement, prepared by Old Republic Title Company, dated November 12, 1996, not filed with this amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Buyer's Exchange Closing Statement upon request.

                           Form of FIRPTA Certificate

Form of FIRPTA Certificate, dated November 12, 1996, signed by Ronald E. Zuzack, Executive Vice President of Metric Realty, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Certificate upon request.

              Form of Real Estate Withholding Exemption Certificate

Real Estate Withholding Exemption Certificate (Form 590-RE), dated November 5, 1996, signed by Ronald Zuzack, Executive Vice President of Metric Realty, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Certificate upon request.

                         Form of Tenant Estoppel Letter

Tenant Estoppel, in the form of a letter to Metric Income Trust Series, Inc. from Circle K Stores Inc., dated October 30, 1996, signed by Donald S. Smith, Executive Director, Real Estate Administration, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Tenant Estoppel Letter upon request.